Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies that, to his knowledge:

1.

The Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Report”) of Arcimoto, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022	By:	/s/ Jesse A. Fittipaldi
Jesse A. Fittipaldi
Interim Chief Executive Officer

/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer (Principal Financial Officer)